                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 8-K/A

                                 AMENDMENT NO. 2 TO


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of Report (earliest event reported):  June 5, 1998





                            Rocky Mountain Internet, Inc.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)




     Delaware                      001-12063                    84-1322326
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)



     1099 Eighteenth Street, 30th Floor, Denver, Colorado          80202
---------------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:         (303) 672-0700
                                                   -----------------------------


--------------------------------------------------------------------------------
           (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 19, 1998, Rocky Mountain Internet, Inc. (the "Registrant") filed an amendment ("Amendment No. 1") to its Current Report on Form 8-K dated June 5, 1998 and its Current Report on Form 8-K dated July 1, 1998 (the "Original Reports"). Amendment No. 1 was filed for the purpose of reporting certain financial statements and pro forma financial information not reported in the Original Reports.

     Notes (B)(7) and (C)(2) to the pro forma condensed combined financial data were inadvertently reversed in Amendment No. 1. This Amendment No. 2 to the Original Reports is being filed primarily to place notes (B)(7) and
(C)(2) to the pro forma financial information in the correct order. The financial statements and the pro forma condensed combined financial data contained in Amendment No. 1 have not been changed in this Amendment No. 2.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          The following financial statements are filed as a part of this
Report:

        INFOHIWAY, INC--FINANCIAL STATEMENTS:
          AUDITED FINANCIAL STATEMENTS:
          Independent Auditors' Report--KPMG Peat Marwick LLP
          Balance Sheets as of December 31, 1997 and June 5, 1998 (unaudited) Statements of Operations for the Year Ended December 31, 1997 and for
            the Six Months Ended June 30, 1997 (unaudited) and the Period
            Ended June 5, 1998 (unaudited)
          Statements of Stockholders' Equity for the Year Ended
            December 31, 1997
          Statements of Cash Flows for the Year Ended December 31, 1997 and for the Six Months Ended June 30, 1997 (unaudited) and the Period
            Ended June 5, 1998 (unaudited)
          Notes to Financial Statements

        APPLICATION METHODS, INCORPORATED/E-SELL COMMERCE SYSTEMS, INC.--
          COMBINED AUDITED FINANCIAL STATEMENTS:
          Independent Auditors' Report--Peterson Sullivan PLLC
          Combined Balance Sheet as of December 31, 1997
          Combined Statement of Operations and Retained Earnings
            for the Year Ended December 31, 1997
          Combined Statement of Cash Flows for the Year Ended December 31, 1997 Notes to Combined Financial Statements

          UNAUDITED FINANCIAL STATEMENTS:
          Balance Sheets as of June 30, 1998 (combined) and June 30, 1997 Statements of Operations and Retained Earnings for the Six
            Months Ended June 30, 1998 (combined) and June 30, 1997 Statements of Cash Flows for the Six Months Ended
            June 30, 1998 (combined) and June 30, 1997
          Notes to Combined Financial Statements

     (b)  Pro forma financial information.

          The following pro forma financial information is filed as part of this Report:

          Pro Forma Condensed Combined Balance Sheet as of June 30, 1998

          Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 1998

          Pro Forma Condensed Combined Statement of Operations for the Periods Ended December 31, 1997

     (c)  Exhibits.


     2.1 Merger Agreement among Rocky Mountain Internet, Inc., RMI Subsidiary, Inc., Infohiway, Inc., and Jeremy J. Black, Kenneth Covell, and John-Michael Keyes (1).

     2.2 Agreement and Plan of Merger among Rocky Mountain Internet, Inc., Internet Acquisition Corporation, and Internet Communications Corporation (1).

     2.3 Merger Agreement among Rocky Mountain Internet, Inc., RMI Acquisition Subsidiary, Inc., Application Methods, Incorporated, and Ronald M. Stevenson, Gregory A. Brown, and Ronald Nicholl (2).

     99.1 News Release dated June 5, 1998 announcing the acquisition of Infohiway, Inc. and Internet Communications Corporation (1).

     99.2 News Release dated July 1, 1998 announcing the acquisition of Application Methods, Incorporated (2).

------------------
(1)  Filed with the Registrant's Current Report on Form 8-K on June 11, 1998.
(2)  Filed with the Registrant's Current Report on Form 8-K on July 14, 1998.

                   Rocky Mountain Internet, Inc. and Subsidiaries
                           Index to Financial Statements


                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
INFOHIWAY, INC--FINANCIAL STATEMENTS:

  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--KPMG Peat Marwick LLP .....................................................       F-2
  Balance Sheets as of December 31, 1997 and June 5, 1998 (unaudited)......................................       F-3
  Statements of Operations for the Year Ended December 31, 1997 and for the Six Months ended June 30,
    1997 (unaudited) and the Period Ended June 5, 1998 (unaudited).........................................       F-4
  Statements of Stockholders' Equity for the Year Ended December 31, 1997..................................       F-5
  Statements of Cash Flows for the Year Ended December 31, 1997 and for the Six Months Ended June 30,
    1997 (unaudited) and the Period Ended June 5, 1998 (unaudited).........................................       F-6
  Notes to Financial Statements............................................................................       F-7

APPLICATION METHODS, INCORPORATED/E-SELL COMMERCE SYSTEMS, INC.--COMBINED
  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--Peterson Sullivan PLLC.....................................................       F-9
  Combined Balance Sheet as of December 31, 1997...........................................................       F-10
  Combined Statement of Operations and Retained Earnings
    for the Year Ended December 31, 1997...................................................................       F-11
  Combined Statement of Cash Flows for the Year Ended December 31, 1997....................................       F-12
  Notes to Combined Financial Statements...................................................................       F-13

  UNAUDITED FINANCIAL STATEMENTS:
  Balance Sheets as of June 30, 1998 Combined and June 30, 1997............................................       F-15
  Statements of Operations and Retained Earnings for the Six Months Ended June 30, 1998 Combined and
    June 30, 1997..........................................................................................       F-16
  Statements of Cash Flows for the Six Months Ended June 30, 1998 Combined and June 30, 1997...............       F-17
  Notes to Financial Statements............................................................................       F-18

                          INDEPENDENT AUDITORS' REPORT

STOCKHOLDERS

INFOHIWAY, INC.:

    We have audited the accompanying balance sheet of Infohiway, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Infohiway's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infohiway, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Denver, Colorado
July 14, 1998

                                INFOHIWAY, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                         JUNE 5,     DECEMBER
                                                                          1998       31, 1997
                                                                       -----------  -----------
                                                                       (UNAUDITED)
Current Assets:
Cash.................................................................   $      --    $     742
Trade receivables....................................................         477          206
                                                                       -----------  -----------
Total current assets.................................................         477          948

Property and equipment:
  Equipment..........................................................       5,465        5,465
  Software...........................................................      13,555       13,555
                                                                       -----------  -----------
                                                                           19,020       19,020
  Less accumulated depreciation......................................     (10,466)      (8,448)
                                                                       -----------  -----------
                                                                            8,554       10,572
                                                                       -----------  -----------
Organization costs...................................................       1,048        1,048
  Less accumulated amortization......................................        (436)        (332)
                                                                       -----------  -----------
                                                                              612          716
                                                                       -----------  -----------
                                                                        $   9,643    $  12,236
                                                                       -----------  -----------
                                                                       -----------  -----------

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities.............................   $   1,870    $   1,359
Note payable to shareholder (note 2).................................       5,594        8,094
Note payable (note 2)................................................           0        1,000
                                                                       -----------  -----------
    Total current liabilities........................................       7,464       10,453
                                                                       -----------  -----------
Stockholders' equity:
  Common stock, no par value, 13,000 and 10,050 shares authorized,
    13,000 and 10,050 shares issued and outstanding at March 31, 1998
    and December 31, 1997, respectively..............................           1            1
  Additional paid-in capital.........................................      23,099       13,099
  Accumulated deficit................................................     (20,921)     (11,317)
                                                                       -----------  -----------
    Total stockholders' equity.......................................       2,179        1,783
                                                                       -----------  -----------
Commitments (note 3).................................................
                                                                       -----------  -----------
                                                                        $   9,643    $  12,236
                                                                       -----------  -----------
                                                                       -----------  -----------

                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                            STATEMENTS OF OPERATIONS

                                                     SIX MONTHS     PERIOD
                                                        ENDED        ENDED     YEAR ENDED
                                                       JUNE 30,     JUNE 5,    DECEMBER 31,
                                                        1997         1998         1997
                                                     -----------  -----------  ------------
                                                     (UNAUDITED)  (UNAUDITED)
Revenue............................................   $  24,496    $  13,539    $    31,484
Operating costs and expenses:
  Operating and administrative.....................      14,902       20,437         29,038
  Depreciation.....................................       2,820        2,018          5,687
  Amortization.....................................         104          104            210
                                                     ----------   ----------   ------------
                                                         17,826       22,559         34,935
                                                     ----------   ----------   ------------
      Operating income (loss)......................       6,670       (9,020)        (3,451)
Interest expense...................................         (75)        (584)          (300)
                                                     ----------   ----------   ------------
      Net income (loss)............................   $   6,595    $  (9,604)   $    (3,751)
                                                     ----------   ----------   ------------
                                                     ----------   ----------   ------------

                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              ADDITIONAL
                                                                  COMMON        PAID-IN    ACCUMULATED
                                                                   STOCK        CAPITAL      DEFICIT       TOTAL
                                                                 --------     ----------   ------------   -------
Balance at January 1, 1997...................................         1           13,099        (7,566)     5,534
Net loss.....................................................        --               --        (3,751)    (3,751)
                                                                     --       ----------   ------------   -------
Balance at December 31, 1997.................................         1           13,099       (11,317)     1,783
Net loss (unaudited).........................................        --               --        (9,604)    (9,604)
Common stock issued to shareholder...........................        --           10,000            --     10,000
                                                                     --       ----------   ------------   -------
Balance at June 5, 1998 (unaudited)..........................         1           23,099        (20,921)    2,179
                                                                     --       ----------   ------------   -------
                                                                     --       ----------   ------------   -------

                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                            STATEMENTS OF CASH FLOWS

                                                           SIX MONTHS    PERIOD        YEAR
                                                             ENDED        ENDED       ENDED
                                                            JUNE 30,     JUNE 5,    DECEMBER 31,
                                                             1997         1998         1997
                                                          -----------  -----------  -----------
                                                          (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).....................................   $   6,595    $  (9,604)   $  (3,751)
  Adjustments to reconcile net earnings (loss) to net
    cash provided by operating activities:
    Depreciation and amortization.......................       2,924        2,122        5,897
    Changes in operating assets and liabilities:
      Receivables.......................................      (7,255)        (271)        (206)
      Accounts payable and accrued liabilities..........         683          511       (1,969)
                                                          -----------  -----------  -----------
        Net cash used in operating activities...........       2,947       (7,242)         (29)
                                                          -----------  -----------  -----------
Net cash used in investing activities--
  Capital expended for property and equipment...........      --           --             (322)
                                                          -----------  -----------  -----------
Cash flows from financing activities--
  Proceeds from shareholder note........................       2,000       --            4,194
  Repayments of notes payable...........................      (2,600)      (3,500)      (3,600)
  Issuance of common stock..............................      --           10,000
                                                          -----------  -----------  -----------
        Net cash used in financing activities...........        (600)        6,500          594
                                                          -----------  -----------  -----------
        Net increase (decrease) in cash.................       2,347         (742)         243
        Cash at beginning of period.....................         499          742          499
                                                          -----------  -----------  -----------
        Cash at end of period...........................   $   2,846    $       0    $     742
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------

                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                  (INFORMATION AS OF AND FOR THE PERIODS ENDED
                   JUNE 30, 1997 AND JUNE 5, 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

    Infohiway, Inc. (the Company), formed in April of 1996, is a privately held company located in Denver, CO which maintains their acquired world wide web search engine and advertises for customers on their web page. In addition to advertising revenue, the Company receives commissions on sales of third party products over the internet and also sells their own software. The Company is dependent upon its shareholders for financial support and support of its operations.

    The shareholders, who are also employees of the Company are not paid an annual salary.

    PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Computer equipment and software is depreciated over five years using the double declining balance method.

    INTANGIBLE ASSETS

    The Company recorded $1,048 of organizational costs in 1996. These costs are amortized over a five year period using the straight-line method.

    REVENUE RECOGNITION

    The Company primarily derives revenue from advertisements on their web page, software sales and commissions from third parties related to sales over the internet. Advertising agreements are negotiated individually and vary as to length of time and amounts charged. The Company records accounts receivable and revenue as services are rendered. The Company sells their software over the internet and records revenue as customers "download" the software after remitting payment.

    INCOME TAXES

    The Company has elected treatment as a "Subchapter S" corporation for state and federal income tax purposes. Accordingly, all income taxes are paid by its shareholders.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    INTERIM FINANCIAL INFORMATION

    The accompanying interim financial statements as of June 30, 1997 and the period ended June 5, 1998 (the acquisition date) and for the six-month period ended on June 30, 1997 and the period ended June 5, 1998 are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for fair presentation of the

                                INFOHIWAY, INC.

                               DECEMBER 31, 1997
                  (INFORMATION AS OF AND FOR THE PERIODS ENDED
                   JUNE 30, 1997 AND JUNE 5, 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) results for such periods. The results of any interim period are not necessarily indicative of results for the full year.

    FAIR VALUE

    The Company's financial instruments included in current assets and liabilities approximate fair value due to their short term maturities.

(2) DEBT

    As of January 1, 1997, the Company was indebted to three non-shareholders in the amount of $4,600. During 1997, two of these notes were paid in full. The remaining liability of $1,000 plus accrued interest of $584 which is recorded in accounts payable and accrued liabilities was paid in April of 1998. The interest rates on these loans varied from 12 to 24% over the term of the loans.

The Company also has a note payable due to the principal shareholder of $8,094 as of December 31, 1997. During the second quarter of 1998 the shareholder made additional loans to the Company in the amount of $7,500. In addition, $10,000 of the note payable was then convected into Common Stock.

(3) SUBSEQUENT EVENT

    On June 5, 1998, the Company's shareholder's sold all of the Company's outstanding stock to Rocky Mountain Internet, Inc. (RMI) in exchange for 150,000 shares of RMI common stock. In connection with the closing of this transaction, the Company became a wholly owned subsidiary of RMI.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Application Methods, Inc./
E-SELL Commerce Systems, Inc.
Seattle, Washington

    We have audited the accompanying combined balance sheet of Application Methods, Inc. and E-SELL Commerce Systems, Inc. as of December 31, 1997, and the related combined statements of operations and retained earnings, and combined cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Application Methods, Inc. and E-SELL Commerce Systems, Inc. as of December 31, 1997, and the results of its combined operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ PETERSON SULLIVAN PLLC

May 14, 1998

Seattle, Washington

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1997

                                           ASSETS
Current Assets
  Cash............................................................................  $  30,636
  Accounts receivable.............................................................     78,107
  Advances to shareholder.........................................................     42,201
                                                                                    ---------
      Total current assets........................................................    150,944
Furniture and Equipment, at cost, less accumulated depreciation of $50,610........      8,275
                                                                                    ---------
                                                                                    $ 159,219
                                                                                    ---------
                                                                                    ---------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable................................................................  $  63,778
  Notes payable...................................................................     81,022
                                                                                    ---------
      Total current liabilities...................................................    144,800
Stockholders' Equity
  Common stock, $.10 par value; 60,000 shares authorized (50,000 for Application
    Methods, Inc. and 10,000 for E-SELL Commerce Systems, Inc.), 2,000 shares
    issued and outstanding (1,000 for each Company)...............................        200
  Retained earnings...............................................................     14,219
                                                                                    ---------
                                                                                       14,419
                                                                                    ---------
                                                                                    $ 159,219
                                                                                    ---------
                                                                                    ---------

                   See Notes to Combined Financial Statements

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1997

Revenues
  Sales and service revenue.....................................................  $ 962,895
  Other income..................................................................     21,061
                                                                                  ---------
                                                                                    983,956
Expenses
  Labor and benefits............................................................    653,670
  Selling, general and administrative...........................................    434,935
                                                                                  ---------
                                                                                  1,088,605
                                                                                  ---------
      Loss before interest expense..............................................   (104,649)
Interest expense................................................................    (12,016)
                                                                                  ---------
      Loss before deferred income taxes.........................................   (116,665)
Recovery of deferred income taxes...............................................     14,742
                                                                                  ---------
      Net loss..................................................................   (101,923)
Retained earnings, beginning of year............................................    116,142
                                                                                  ---------
Retained earnings, end of year..................................................  $  14,219
                                                                                  ---------
                                                                                  ---------

                   See Notes to Combined Financial Statements

             APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

Cash Flows From Operating Activities
  Net loss.......................................................................  $(101,923)
  Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation and amortization................................................      5,495
    Changes in operating assets and liabilities
      Accounts receivable........................................................     58,533
      Accounts payable...........................................................     47,521
      Deferred income tax........................................................    (14,742)
                                                                                   ---------
        Cash used in operating activities........................................     (5,116)

Cash Flows From Financing Activities
  Increase in notes payable......................................................     16,022
  Issuance of common stock (1,000 shares of E-SELL issued in December 1997)......        100
                                                                                   ---------
        Cash provided by financing activities....................................     16,122
                                                                                   ---------
        Net increase in cash.....................................................     11,006
Cash, beginning of year..........................................................     19,630
                                                                                   ---------
Cash, end of year................................................................  $  30,636
                                                                                   ---------
                                                                                   ---------

                   See Notes to Combined Financial Statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops. During 1997, sales and service revenue from one customer accounted for 13% of total sales and service revenue. Accounts receivable for three customers account for 50% of total accounts receivable.

    E-SELL Commerce Systems, Inc. ("E-SELL") was established to sell certain software created by Application Methods. At December 31, 1997, there had been no sales and no other operations.

    These financial statements are the combination of these two companies ("the Companies"). Combination is appropriate because the two companies have the same stock ownership.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $6,787 for the year ended December 31, 1997.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs are expensed as incurred.

    CASH

    Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.

    Cash payments for interest were $12,016 during the year ended December 31, 1997. No cash payments for income taxes were made during the year ended December 31, 1997.

    ACCOUNTS RECEIVABLE

    The Companies use the allowance method for recognizing bad debts. Management believes no allowance is necessary at December 31, 1997.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.

    TAXES ON INCOME

    The Companies account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in financial statements or tax returns. In estimating future tax consequences, the Companies generally consider all expected future events other than enactments of changes in the tax laws or rates.

NOTE 2. NOTES PAYABLE

Note payable to bank bearing interest at 11.5% due November 20,
  1998, secured by receivables.....................................  $  65,000
Note payable--revolving line of credit agreement with a bank bearing interest at 15.4%, unsecured. Maximum borrowings under
  the line of credit are $25,000...................................      8,481
Note payable--revolving line of credit agreement with a bank bearing interest at 13.25%, unsecured. Maximum borrowings under
  the line of credit are $11,000...................................      7,541
                                                                     ---------
                                                                     $  81,022
                                                                     ---------
                                                                     ---------

NOTE 3. LEASES

    The Companies lease an office under an operating lease expiring January 31, 2002. In addition, the Companies lease certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:

1998..............................................................  $ 125,723
1999..............................................................     99,394
2000..............................................................     98,764
2001..............................................................     92,434
2002..............................................................      7,703
                                                                    ---------
Total.............................................................  $ 424,018
                                                                    ---------
                                                                    ---------

    Rent expense was $84,605 for the year ended December 31, 1997.

NOTE 4. DEFERRED INCOME TAXES

    The temporary differences causing the deferred tax effects results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

    Application Methods has an unused net operating tax loss of $15,100 which expires in 2012. An asset of $2,265 was established for this net operating tax loss which has been fully reserved.

NOTE 5. CONTRACTS

    Application Methods has contracts for consulting with customers totaling $90,169 at December 31, 1997. These contracts start in 1998. These amounts have not been recorded on the balance sheet or included in revenue.

NOTE 6. SUBSEQUENT EVENT

    Subsequent to December 31, 1997, Application Methods and E-SELL signed a letter of intent to sell the Companies to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

                      APPLICATION METHODS, INC.
    (COMBINED WITH E-SELL COMMERCE SYSTEMS, INC. AT JUNE 30, 1998)

                           BALANCE SHEETS
                       June 30, 1998 and 1997

                    ASSETS
                                                           1998         1997
                                                         --------      --------
Current Assets
 Cash                                                    $  6,512      $ 19,985
 Accounts receivable                                      192,083       181,889
 Refundable income tax                                                    4,943
 Advances to shareholder                                   45,323
                                                         --------      --------

    Total current assets                                  243,918       206,817

Furniture and Equipment, at cost, less accumulated
 depreciation of $52,731 at June 30, 1998, and
 $47,774 at June 30, 1997                                   6,066        11,023
                                                         --------      --------

                                                         $249,984      $217,840
                                                         --------      --------
                                                         --------      --------

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts payable                                        $ 33,475      $ 26,303
 Notes payable                                            132,166        97,500
 Loan from shareholder                                                    7,738
 Deferred income taxes                                     10,952         8,039
                                                         --------      --------

    Total current liabilities                             176,593       139,580

Stockholders' Equity
 Common stock, $.10 par value; 60,000 shares
  authorized, (50,000 for Application Methods, Inc.
  and 10,000 for e-SELL Commerce Systems, Inc.)
  2,000 shares issued and outstanding at June 30, 1998
  (1,000 for each company); 50,000 shares authorized,
  1,000 shares issued and outstanding at June 30, 1997        200           100
 Retained earnings                                         73,191        78,160
                                                         --------      --------

                                                           73,391        78,260
                                                         --------      --------

                                                         $249,984      $217,840
                                                         --------      --------
                                                         --------      --------

                   See Notes to Financial Statements

                           APPLICATION METHODS, INC.
              (COMBINED WITH E-SELL COMMERCE SYSTEMS, INC. FOR
                      THE SIX MONTHS ENDED JUNE 30, 1998)

               STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                   Six Months Ended June 30, 1998 and 1997

                                                                     1998         1997
                                                                   --------     --------
Revenues
 Sales and service revenue                                         $679,672     $437,948
 Other income                                                        41,345        8,188
                                                                   --------     --------

                                                                    721,017      446,136

Expenses
 Labor and benefits                                                 407,336      349,873
 Selling, general and administrative                                235,473      135,968
                                                                   --------     --------

                                                                    642,809      485,841
                                                                   --------     --------

    Income (loss) before interest expense and income tax             78,208      (39,705)

Interest expense                                                      8,284        4,981
                                                                   --------     --------

    Income (loss) before income tax                                  69,924      (44,686)

Deferred income tax expense (recovery)                               10,952       (6,703)
                                                                   --------     --------

    Net income (loss)                                                58,972      (37,983)

Retained earnings, beginning of period                               14,219      116,143
                                                                   --------     --------

Retained earnings, end of period                                   $ 73,191     $ 78,160
                                                                   --------     --------
                                                                   --------     --------

                      See Notes to Financial Statements

                          APPLICATION METHODS, INC.
               (COMBINED WITH E-SELL COMMERCE SYSTEMS, INC. FOR
                      THE SIX MONTHS ENDED JUNE 30, 1998)

                           STATEMENT OF CASH FLOWS
                       Six Months Ended June 30, 1998

                                                                       1998        1997
                                                                    ---------    --------
Cash Flows From Operating Activities
 Net income (loss)                                                  $  58,972    $(37,983)
 Adjustments to reconcile net income (loss) to net cash
  used in operating activities
  Depreciation and amortization                                         2,209       2,748
  Changes in operating assets and liabilities
   Receivables                                                       (113,976)    (67,353)
   Advances to and from shareholder                                    (3,122)     67,100
   Accounts payable                                                   (30,303)     10,046
   Deferred income taxes                                               10,952      (6,703)
                                                                    ---------    --------

    Cash used in operating activities                                 (75,268)    (32,145)

Cash Flows From Financing Activities
 Increase in notes payable                                             51,144      32,500
                                                                    ---------    --------

    Net increase (decrease) in cash                                   (24,124)        355

Cash, beginning of period                                              30,636      19,630
                                                                    ---------    --------

Cash, end of period                                                 $   6,512    $ 19,985
                                                                    ---------    --------
                                                                    ---------    --------

                       See Notes to Financial Statements

                        NOTES TO FINANCIAL STATEMENTS


Note 1.  Organization and Significant Accounting Policies

ORGANIZATION

Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops.

e-SELL Commerce Systems, Inc. ("e-SELL") was established in late 1997 to sell certain software created by Application Methods.

As of June 30, 1998, these financial statements are the combination of these two companies. Combination is appropriate because the two companies have the same stock ownership.

During the six months ended June 30, 1998, sales and service revenue from three customers accounted for 31% of total sales and service revenue. Accounts receivable for five customers accounted for 58% of total accounts receivable at June 30, 1998. During the six months ended June 30, 1997, sales and service revenue from one customer accounted for 11% of total sales and service revenue. Accounts receivable for five customers accounted for 65% of total accounts receivable at June 30, 1997.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.

SOFTWARE DEVELOPMENT COSTS

Software development costs are expensed as incurred.

CASH

Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.

Cash payments for interest were $8,284 and $4,981 during the six months ended June 30, 1998 and 1997, respectively. No cash payments for income taxes were made during the six months ended June 30, 1998 or 1997.

ACCOUNTS RECEIVABLE

Application Methods and e-SELL use the allowance method for recognizing bad debts. Management believes no allowance is necessary at June 30, 1998 or 1997.

FURNITURE AND EQUIPMENT

Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.

TAXES ON INCOME

Application Methods and e-SELL account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, Application Methods and e-SELL generally consider all expected future events other than enactments of changes in the tax laws or rates.


Note 2.  Notes Payable

                                                         1998         1997
                                                       --------      -------
 Line of credit to a bank, bearing interest at 11.5%,
 due November 20, 1998, secured by receivables         $ 95,000      $65,000

 Other                                                   37,166       32,500
                                                       --------      -------

                                                       $132,166      $97,500
                                                       --------      -------
                                                       --------      -------

Note 3.  Leases

Application Methods and e-SELL lease an office under an operating lease expiring January 31, 2002. In addition, Application Methods leases certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:

                       1998                    $125,723
                       1999                      99,394
                       2000                      98,764
                       2001                      92,434
                       2002                       7,703
                                               --------
                       Total                   $424,018
                                               --------
                                               --------

Rent expense was $65,086 and $38,856 for the six months ended June 30, 1998 and 1997, respectively.


Note 4.  Deferred Income Taxes


The temporary differences causing the deferred tax effects results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

At June 30, 1998, Application Methods and e-SELL have unused net operating tax losses of $66,150 which expire through 2013. An asset of $9,920 was established for this net operating tax loss which has been used to offset the deferred tax liability. At June 30, 1997, unused net operating tax losses resulted in an asset of $15,300 which was also used to reduce the deferred tax liability.

Each of the Companies files their own separate income tax returns. This does not have a material effect on the income tax provision.


Note 5.  Subsequent Event

Effective July 1, 1998, Application Methods and e-SELL agreed to sell the Companies to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited and audited historical financial statements of Rocky Mountain Internet, Inc. ("RMI"), Internet Communications Corporation ("ICC"), Infohiway, Inc. ("Infohiway") , and Application Methods, Incorporated ("Application Methods") and reflect management's present estimate of pro forma adjustments, including a preliminary estimate of purchase price allocations, which ultimately may be different. The unaudited and audited historical financial statements of Infohiway and Application Methods, for the relevant periods are included elsewhere herein. The unaudited and audited historical financial statements of RMI and ICC, for the relevant periods have been filed separately by each of those entities in their respective annual report on Form 10-K and interim report on Form 10-Q. The pro forma financial data give effect to the acquisition of ICC by RMI (the "ICC Acquisition") (anticipated to close in the third quarter of 1998) and the acquisitions of Infohiway (closed June 5,
1998) and Application Methods (closed July 1, 1998), as well as, the Acquisition Financing (as defined below).

    The acquisitions are being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses, with appropriate recognition given to the effect of RMI's borrowing rates and income tax rates.

    The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisitions as if they had been consummated at the beginning of such year. This pro forma statement of operations combines the historical consolidated statement of operations for the year ended December 31, 1997 for RMI, the historical consolidated statement of operations for the eleven months ended December 31, 1997 for ICC, the historical combined statement of operations for the year ended December 31, 1997 for Application Methods and the historical statement of operations for the year ended December 31, 1997 for Infohiway.

    The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1998 for ICC and Application Methods and the period from January 1, 1998 to June 5, 1998 (the acquisition date) for Infohiway, gives effect to the acquisitions as if they had been consummated at January 1, 1997. This pro forma statement of operations combines the historical operations for RMI, ICC, Application Methods and Infohiway for the six month period ended June 30, 1998.

    The unaudited pro forma condensed combined balance sheet as of June 30, 1998 gives effect to the acquisitions as if they had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for RMI and the historical balance sheets at such date for ICC and Application Methods.

    RMI has contractual rights under the merger agreement with ICC, to effect the ICC Acquisition and expects to complete the transaction as soon as possible after the ICC shareholders' meeting, scheduled for the third quarter of 1998. Consummation of the Private Placement Offering (as defined below) is conditioned upon the prior consummation of the ICC Acquisition.

    RMI currently intends, subject to market and other conditions, including the consummation of the ICC Acquisition, to complete a private placement offering to raise approximately $175.0 million in a private placement of high yield securities pursuant to Rule 144A adopted under the Securities Act (the Private Placement Offering). The securities to be offered in the Private Placement Offering will consist of senior notes (and may include other securities) and will not be registered under the Securities Act or applicable state securities laws. The Private Placement Offering will be made only by means of an offering memorandum. RMI has obtained a bridge loan commitment from lenders to fund the ICC Acquisition if the Private Placement Offering is not completed. The Acquisition Financing, referred to above, represents that portion of the financing from the Private Placement Offering or the Bridge Loan Commitment, if required, which is necessary to complete the ICC Acquisition.

    The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The actual purchase accounting adjustments may be revised upon completion of the ICC Acquisition. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of RMI, ICC, Application Methods and Infohiway.

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                    JUNE 30, 1998
                                     (UNAUDITED)
                                (AMOUNTS IN THOUSANDS)

                                                                     HISTORICAL
                                                         ----------------------------------
                                                              ROCKY
                                                             MOUNTAIN          APPLICATION           PRO FORMA
                                                          INTERNET, INC.         METHODS            ADJUSTMENTS
                                                         -------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                            $          762                   7              -

   Trade receivables                                               635                 192              -
   Inventory                                                        61                 -                -
   Costs and estimated earnings in excess of billings              -                   -                -
   Other                                                           112                  45              -
                                                         -------------------------------------------------------
                    Total Current Assets                         1,570                 244              -
                                                         -------------------------------------------------------

Property and equipment, net                                      2,612                   6              -
Goodwill, net                                                    1,324                 -              3,325  (3)
Customer lists, net                                                413                 -                -
Net assets of discontinued operations                              -                   -                -
Other assets, net                                                  324                 -                -
Long-term restricted investment
                                                         -------------------------------------------------------
                    Total Assets                        $        6,243                 250            3,325
                                                         -------------------------------------------------------
                                                         -------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Notes payable                                        $          -                  132               -
   Current maturities of long-term debt and capital
     lease obligations                                             675                -                 -
   Accounts payable and accrued expenses                         2,147                 45               -
   Billings in excess of costs and estimated billings              315                -                 -
   Unearned income and deposits                                    -                  -                 -
                                                         -------------------------------------------------------
                    Total Current Liabilities                    3,137                177                 0
                                                         -------------------------------------------------------

Long-term debt and capital lease obligations                       629                -                 -
Notes
Other long-term obligations                                        -                  -                 -

Stockholders' Equity
   Preferred stock                                                 -                  -                 -
   Common Stock                                                 11,257                -               3,398  (3)
   Accumulated deficit                                          (8,780)                73               (73) (5)
   Stockholders' notes                                             -                  -                 -
   Unearned compensation                                           -                  -                 -
                                                         -------------------------------------------------------
                    Total Stockholders' Equity                   2,477                 73             3,325
                                                         -------------------------------------------------------

Total Liabilities and Stockholders' Equity              $        6,243                250             3,325
                                                         -------------------------------------------------------
                                                         -------------------------------------------------------

                                                                        HISTORICAL
                                                                      --------------
                                                                         INTERNET                       TOTAL
                                                         PRO FORMA    COMMUNICATIONS   PRO FORMA      PRO FORMA
                                                          COMBINED     CORPORATION    ADJUSTMENTS      COMBINED
                                                      -----------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                    769            422         42,000  (1)     1,191
                                                                                          (42,000) (1)
   Trade receivables                                            827          7,238            -            8,065
   Inventory                                                     61          3,563            -            3,624
   Costs and estimated earnings in excess of billings           -              543            -              543
   Other                                                        157            933            -            1,090
                                                      -----------------------------------------------------------
                    Total Current Assets                      1,814         12,699            -           14,513
                                                      -----------------------------------------------------------

Property and equipment, net                                   2,618          1,642            -            4,260
Goodwill, net                                                 4,649          2,126         38,954 (4)     45,729
Customer lists, net                                             413            -              -              413
Net assets of discontinued operations                           -              496            -              496
Other assets, net                                               324          1,284          1,758 (1)      2,316
                                                                                           (1,050)(7)
Long-term restricted investment
                                                      -----------------------------------------------------------
                    Total Assets                              9,818         18,247         39,662         67,727
                                                      -----------------------------------------------------------
                                                      -----------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Notes payable                                                132          6,135            -            6,267
   Current maturities of long-term debt and capital
     lease obligations                                          675            -              -              675
   Accounts payable and accrued expenses                      2,192          6,441          1,758 (1)     10,391
   Billings in excess of costs and estimated billings           315          1,047            -            1,362
   Unearned income and deposits                                 -            1,069            -            1,069
                                                      -----------------------------------------------------------
                    Total Current Liabilities                 3,314         14,692          1,758         19,764
                                                      -----------------------------------------------------------

Long-term debt and capital lease obligations                    629            364            -              993
Notes                                                                                      42,000  (1)    42,000
Other long-term obligations                                     -              167            -              167

Stockholders' Equity
   Preferred stock                                              -              -              -              -
   Common Stock                                              14,655         14,758        (14,758) (5)    17,455
                                                                                            2,800  (7)
   Accumulated deficit                                       (8,780)       (11,712)        11,712  (5)   (12,630)
                                                                                           (3,850) (7)
   Stockholders' notes                                          -              (22)           -              (22)
   Unearned compensation                                        -              -              -              -
                                                      -----------------------------------------------------------
                    Total Stockholders' Equity                5,875          3,024         (4,096)         4,803
                                                      -----------------------------------------------------------

Total Liabilities and Stockholders' Equity                    9,818         18,247         39,662         67,727
                                                      -----------------------------------------------------------
                                                      -----------------------------------------------------------

                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE SIX MONTHS ENDED JUNE 30, 1998
                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               HISTORICAL
                                              ---------------------------------------------
                                                 ROCKY
                                                MOUNTAIN       INFOHIWAY     APPLICATION      PRO FORMA
                                              INTERNET, INC.      INC.         METHODS       ADJUSTMENTS
                                              --------------------------------------------------------------
Revenue
     Internet access and services             $   3,748             13            721             -
     Network services                               -              -                -             -
     Network integration                            193            -                -             -
                                              --------------------------------------------------------------

               Total sales                        3,941             13            721             -

Cost of sales                                     1,384             21              -             -
                                              --------------------------------------------------------------

               Gross margin                       2,557             (8)           721             -
                                              --------------------------------------------------------------

Operating expenses:
     Selling, general and administrative          3,972            -              643             -
     Depreciation and amortization                  489              2              -             466 (6)
                                              --------------------------------------------------------------
               Total operating expenses           4,461              2            643             466
                                              --------------------------------------------------------------
Other income (expense):
     Interest expense, net                         (129)           -               (8)            -
     Other income (expense), net                    -              -              (11)            -
                                              --------------------------------------------------------------
                                                   (129)           -              (19)            -
                                              --------------------------------------------------------------

Income (loss) from continuing operations         (2,033)           (10)            59               (466)
                                              --------------------------------------------------------------
                                              --------------------------------------------------------------
Basic and Diluted loss per share from
  continuing operations                       $   (0.29)
                                              -----------
                                              -----------
Average number of common shares
  outstanding                                     7,012
                                              -----------
                                              -----------

                                                           HISTORICAL
                                                       ------------------
                                                            INTERNET                       TOTAL
                                             PRO FORMA   COMMUNICATIONS    PRO FORMA      PRO FORMA
                                             COMBINED     CORPORATION     ADJUSTMENTS     COMBINED
                                            ----------------------------------------------------------
Revenue
     Internet access and services              4,482            -              -              4,482
     Network services                            -            7,579            -              7,579
     Network integration                         193          9,176            -              9,369
                                            ----------------------------------------------------------

               Total sales                     4,675         16,755            -             21,430

Cost of sales                                  1,405         11,898            -             13,303
                                            ----------------------------------------------------------

               Gross margin                    3,270          4,857            -              8,127
                                            ----------------------------------------------------------

Operating expenses:
     Selling, general and administrative       4,615          7,533            -             12,148
     Depreciation and amortization               957            352          1,948  (6)       3,257

                                            ----------------------------------------------------------
               Total operating expenses        5,572          7,885          1,948           15,405
                                            ----------------------------------------------------------

Other income (expense):
     Interest expense, net                      (137)          (291)        (3,591) (2)      (4,019)
     Other income (expense), net                 (11)           -              -                (11)
                                            ---------------------------------------------------------
                                                (148)          (291)        (3,591)          (4,030)
                                            ---------------------------------------------------------

Income (loss) from continuing operations      (2,450)        (3,319)        (5,539)         (11,308)
                                            ---------------------------------------------------------
                                            ---------------------------------------------------------
Basic and Diluted loss per share from
  continuing operations                                                                       (1.52)
                                                                                           ----------
                                                                                           ----------

Average number of common shares
  outstanding                                                                                7,448
                                                                                           ----------
                                                                                           ----------

                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE PERIODS ENDED DECEMBER 31, 1997
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           HISTORICAL
                                                         ---------------------------------------------
                                                              ROCKY
                                                            MOUNTAIN       INFOHIWAY      APPLICATION      PRO FORMA
                                                          INTERNET, Inc.      INC.         METHODS        ADJUSTMENTS
                                                         ------------------------------------------------------------
Revenue
     Internet access and services                       $        5,740             31            984         -
     Network services                                              -                -              -         -
     Network integration                                           387              -              -         -
                                                         ------------------------------------------------------------

          Total sales                                            6,127             31            984         -

Cost of sales                                                    2,060             13              -         -
                                                         ------------------------------------------------------------

          Gross Margin                                           4,067             18            984         -
                                                         ------------------------------------------------------------

Operating expenses:
     Selling, general and administrative                         6,981             16          1,084          -
     Depreciation and amortization                                 887              6              5         929 (6)

                                                         ------------------------------------------------------------
     Total operating expenses                                    7,868             22          1,089         929
                                                         ------------------------------------------------------------

Other income (expense):
     Interest expense, net                                        (347)           -              (12)         -
     Other income (expense), net                                    (5)           -               15          -
                                                         ------------------------------------------------------------
                                                                  (352)           -                3          -
                                                         ------------------------------------------------------------

Income (loss) from continuing operations                        (4,153)            (4)          (102)       (929)
                                                         ------------------------------------------------------------
                                                         ------------------------------------------------------------

Basic and Diluted loss per share from
 continuing operations                                  $        (0.79)
                                                         --------------
                                                         --------------

Average number of common shares
 outstanding                                                     5,268
                                                         --------------
                                                         --------------

                                                                     HISTORICAL
                                                                   ----------------
                                                                       INTERNET                         TOTAL
                                                        PRO FORMA    COMMUNICATIONS   PRO FORMA       PRO FORMA
                                                        COMBINED      CORPORATION     ADJUSTMENTS      COMBINED
                                                        --------------------------------------------------------
Revenue
     Internet access and services                          6,755            305            -             7,060
     Network services                                        -           12,064            -            12,064
     Network integration                                     387         20,744            -            21,131
                                                        --------------------------------------------------------
                                                                                           -
          Total sales                                      7,142         33,113            -            40,255
                                                                                           -
Cost of sales                                              2,073         23,693            -            25,766
                                                        --------------------------------------------------------

          Gross Margin                                     5,069          9,420            -            14,489
                                                        --------------------------------------------------------

Operating expenses:
     Selling, general and administrative                   8,081         10,901            -            18,982
     Depreciation and amortization                         1,827          1,469          3,895 (6)       7,191

                                                        --------------------------------------------------------
     Total operating expenses                              9,908         12,370          3,895          26,173
                                                        --------------------------------------------------------

Other income (expense):
     Interest expense, net                                  (359)          (400)        (7,182)(2)      (7,941)
     Other income (expense), net                              10            -              -                10
                                                        --------------------------------------------------------
                                                            (349)          (400)        (7,182)         (7,931)
                                                        --------------------------------------------------------

Income (loss) from continuing operations                  (5,188)        (3,350)       (11,077)        (19,615)
                                                        --------------------------------------------------------
                                                        --------------------------------------------------------

Basic and Diluted loss per share from
 continuing operations                                                                                   (3.44)
                                                                                                    ------------
                                                                                                    ------------
Average number of common shares
 outstanding                                                                                             5,704
                                                                                                    ------------
                                                                                                    ------------

                        NOTES TO THE PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA
                                  (UNAUDITED)

(A) BASIS OF PRESENTATION

    The accompanying unaudited pro forma condensed combined balance sheet is presented as of June 30, 1998. The accompanying unaudited pro forma condensed combined statements of operations are presented for the six month period ended June 30, 1998 and for the year ended December 31, 1997, except for ICC for which the eleven month period ended December 31, 1997 is presented.

(B) PRO FORMA ADJUSTMENTS

    The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of June 30, 1998 and the unaudited condensed combined statements of operations for the periods ended June 30, 1998 and December 31, 1997:

(1) To adjust for the effects of the issuance of the $42.0 million of Acquisition Financing, assuming a pro forma interest rate of 11% on the face value of the Private Placement Offering. Approximately $57.8 million of the proceeds from the Private Placement Offering will be restricted cash, and invested in U.S. Government Securities to be held in an Interest Reserve Account. Applying the interest related to the gross amount of the notes to the proceeds net of the interest reserve account results in an assumed pro forma effective interest rate of approximately 16.5%. This rate has been used to calculate the pro forma interest expense related to the issuance of the $42,000,000 of Acquisition Financing. The final interest rate has not been determined at this date. The pro forma effects are as follows (in thousands):

      CASH AND CASH EQUIVALENTS
      -------------------------
      Proceeds from interim Acquisition Financing................    $  42,000
                                                                     ---------
                                                                     ---------
      OTHER ASSETS:
      -------------
      Deferred financing costs...................................    $   1,758
                                                                     ---------
                                                                     ---------
      DEBT:
      -----
      Principal amount of Acquisition Financing..................    $  42,000
                                                                     ---------
                                                                     ---------

(2) To increase interest expense to reflect the issuance of $42,000,000 of the Acquisition Financing and the amortization of the net debt issuance costs estimated at $1,758,000 as if transaction had been in effect for the entire period, presented as follows (in thousands):

                                                                               12-31-97   6-30-98
                                                                              ---------  ---------
      Record estimated interest expense on the Acquisition Financing.......   $   6,930  $   3,465
      Record amortization expense of new debt issuance costs...............         252        126
                                                                              ---------  ---------
                                                                              $   7,182  $   3,591
                                                                              ---------  ---------
                                                                              ---------  ---------

    For each 1/8 percent change (or 0.125%) in the interest rate, interest expense and pro forma income from continuing operations would change $52,500.

                        NOTES TO THE PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA
                                  (UNAUDITED)


(3) COMPLETED ACQUISITION: To reflect the 436,369 shares of RMI Common Stock valued at $4,574,000 which is the approximate number of shares issued in connection with acquisitions of Application Methods and Infohiway. The excess purchase prices over the fair value of net assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill, in excess of existing goodwill in the amount of $4,649,000.
    Shares of common stock issued for acquisitions were recorded at fair value as determined by RMI's board of directors and based on the then current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or other analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer lists and goodwill. While the goodwill is being amortized over periods ranging from 5-10 years, customer lists or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

    Summary information regarding the completed acquisitions is as follows (in thousands):


           ENTITY          DATE CLOSED      CASH       STOCK        TOTAL
           ------          -----------      ----       -----        -----
    COMPLETED ACQUISITION
    Infohiway             June 5,  1998   $     0     $ 1,335     $  1,335
    Application Methods   June 30, 1998   $     0     $ 3,239     $  3,239


         Total Consideration              $     0     $ 4,574      $ 4,574
                                          -------     -------      -------
                                          -------     -------      -------

(4) ANTICIPATED ACQUISITION: To reflect the $ 42,000,000 in cash to be paid as the $39,400,000 purchase price plus $2,600,000 of estimated transaction costs for the ICC Acquisition. The excess purchase prices over the fair value of net assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill, in excess of existing goodwill in the amount of $41,080,000. The final allocation of the purchase price will be made after the appropriate appraisals or other analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer lists and goodwill. While the goodwill is being amortized over periods ranging from 5-10 years, customer lists or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

                        NOTES TO THE PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA
                                  (UNAUDITED)


    Summary information regarding the anticipated acquisition is as follows (in thousands):

           ENTITY          DATE CLOSED     CASH        STOCK        TOTAL
           ------          -----------     ----        -----        -----
    ANTICIPATED ACQUISITION
    ICC                         **      $  42,000     $     0      $42,000
                                        ----------------------------------

         Total Consideration            $  42,000     $     0      $42,000
                                        ---------     -------      -------
                                        ---------     -------      -------

** This transaction is anticipated to close in the third quarter of 1998, however no assurances can be given that it will close at that time, if at all.

(5) To eliminate the equity accounts of the acquisitions.

(6) To adjust amortization expense due to the increase in carrying value of goodwill, using lives ranging from five to ten years, as if such acquisitions had been completed as of January 1, 1997.

(7) In connection with a loan facility provided to RMI, RMI agreed to pay the lenders and the arranger of such facility an aggregate approximate amount of $1,050,000 and agreed to issue warrants to the lenders and the arranger to acquire a total of 560,000 shares of RMI Common Stock. Warrants to acquire 220,833 shares have an exercise price of approximately $9.01 per share and warrants to acquire the remaining 339,167 shares have an exercise price of $.01. Upon completion of the Offering, RMI will record an aggregate expense related to these warrants of at least $2,800,000. Prior to recording this expense, an independent valuation of these warrants will be obtained. To the extent it is determined that the value of the warrants differ from these amounts, further adjustments in such expense may be made. Additionally, upon completion of the Offering, RMI will record an expense of approximately $1,050,000 in connection with the loan facility's origination fee.

(C) OTHER CONSIDERATIONS

(1) Income tax expense or benefit has not been reflected in the pro forma condensed combined financial statements due to consolidated net operating losses for the periods ended March 31, 1998 and December 31, 1997.

(2) In addition to the purchase consideration described in Note B above, RMI has a commitment to pay contingent purchase consideration to the former shareholders of Application Methods in the form of shares of Common Stock not to exceed a market value of $2,500,000. This contingent consideration will be computed by determining the number of shares of RMI Common Stock whose fair value equals 30% of the net income before taxes of Application Methods as a stand alone subsidiary of RMI. Any RMI Common Stock to be issued as contingent consideration will be valued based on the average closing price for the twenty consecutive trading days preceding the end of the six month performance interval. The performance intervals are each of the 6 month periods (6 periods) in the three year period following the acquisition. In the event the contingent consideration is payable in future periods, it will result in an increase to goodwill which will be amortized over the remaining amortization period of the initial goodwill. It is anticipated the goodwill related to Application Methods will be amortized over a five year period.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by its behalf by the undersigned hereunto duly authorized.


                                        Rocky Mountain Internet, Inc.
                                        ----------------------------------------
                                        (Registrant)

Date:  August 21, 1998                  By:  /s/ Peter J. Kushar
       --------------                        -----------------------------------
                                             Peter J. Kushar, Secretary,
                                             Treasurer, and Chief Financial
                                             Officer